Exhibit 10.2

RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT (“Agreement”) is made as of April 22, 2004 between AMERICAN ACCESS TECHNOLOGIES, INC., a Florida corporation (the “Corporation”), and Steve Robinson, an individual (“Robinson”).

WHEREAS, the Company has developed specialized products for the telecommunications industry; and

WHEREAS, Robinson had been in the service of the Company as a Director; and

WHEREAS, a dispute has arisen between Robinson and the Company concerning the issuance, exercise and termination of certain options and/or warrants to purchase Company common stock; and

WHEREAS, the Company and Robinson have agreed to resolve their dispute as set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants herein set forth, it is agreed as follows:

1. Agreements concerning Stock Options and Warrants. Robinson currently owns 15,000 $2.25 Stock Purchase Warrants of the Company’s Common Stock (the “Outstanding Warrants”). The Outstanding Warrants are hereby declared to be null and void and Robinson hereby agrees to return the certificate representing such Outstanding Warrants to the Company. Robinson agrees that any other Stock Options or Warrants granted to Robinson have expired.

2. Release. Robinson shall and does hereby irrevocably and unconditionally release, acquit and forever discharge the Company and its parent corporation, subsidiaries, divisions, predecessors, successors and assigns, as well as each of their past and present officers, directors, employees, shareholders, trustees, joint venturers, partners, and anyone claiming through them (hereinafter the “Releasees”) in each Releasee’s individual and/or corporate capacities, from any and all claims, liabilities, promises, actions, damages and the like, known or unknown, at law or in equity, which Robinson now has, has ever had, or may ever have against any of the Releasees arising or in any way connected to the Company including, but not limited to any claims arising out of the issuance, exercise or termination of any stock options or warrants. However, the obligations of the Company set forth herein shall be excluded from this release.

3. Consideration to Robinson. Upon receipt of the certificate representing the Outstanding Warrants, the Company shall issue and deliver to Robinson $8,500 worth of the Company’s Common Stock based on the closing price of such stock on the NASDAQ stock market on the date of this Agreement. Such shares will be restricted until registered for sale by Robinson pursuant to a registration statement filed under the Securities Act of 1933. The Company will use its best efforts to file such registration with the Securities and Exchange Commission within one week of the date of this Agreement. Upon the effective date of such registration statement, the Company will notify its transfer agent to promptly register any transfer of such shares without restrictive legend upon receipt of confirmation from Robinson that the shares were sold under such registration statement.

4. Courtesy. Each of the parties agrees to refrain from interfering in any way with the other’s business or personal activities, or business relationships now or in the future. None of the parties shall disparage the other party hereto or any business activities undertaken by any party or affiliate of a party.

5. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company.

6. All terms of the settlement between the parties to this Release and Settlement Agreement are contained herein. This Release and Settlement Agreement replaces, eliminates, and supersedes all previous and contemporaneous oral and written discussions, statements, and agreements. There are no separate oral, written, or collateral agreements and this Release and Settlement Agreement may not be amended except in a written instrument signed by all of the parties.

7. Other. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

This Agreement may be executed by fax. Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page by fax agrees to later deliver an original counterpart to any party which requests it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ JOHN E. PRESLEY
JOHN E. PRESLEY President American Access Technologies, Inc.

By:	/s/ STEVE ROBINSON
STEVE ROBINSON

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